                                                                       EXHIBIT I

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ALL APPLICABLE STATE LAWS, OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAWS.

VOID AFTER 5:00 P.M. MOUNTAIN TIME ON MARCH 19, 2009 ("EXPIRATION DATE").

                                 AMERALIA, INC.

               Warrant to Purchase 108,043 shares of Common Stock

This is to certify that, for VALUE RECEIVED, Sentient (Aust) Pty. Limited, acting on behalf of Sentient Global Resources Trust No. 1 (referred to herein as the "Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from AMERALIA, INC., a Utah corporation ("Company"), at any time not later than 5:00 P.M., Mountain time, on the Expiration Date, at an exercise price per share equal to $1.00 per share (the "Exercise Price"), that number of shares (the "Warrant Shares") of the Company's authorized but unissued common stock (the "Common Stock") set forth above. The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein.

      SECTION 1. REGISTRATION. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

      SECTION 2. TRANSFERS. As provided herein, the Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer from time to time, the Warrant, upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

      SECTION 3. EXERCISE OF WARRANT. Subject to the provisions hereof and to compliance with the Securities Act and applicable state securities laws, the Warrantholder may exercise the Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the later of the dates on which: (i) this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof),
(ii) the completed Exercise

COMMON STOCK PURCHASE WARRANT AMERALIA, INC. (SENTIENT GLOBAL RESOURCES TRUST NO. 1)

                                                                       EXHIBIT I

Agreement shall have been delivered, (iii) the Company shall have been satisfied that the requirements of the Securities Act have been met, and (iv) payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding ten (10) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

      SECTION 4. COMPLIANCE WITH THE SECURITIES ACT OF 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this agreement and in conformity with the Securities Act, and then only against receipt of an agreement of such person to whom such offer or sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

      SECTION 5. SECURITIES ARE NOT REGISTERED. The Warrantholder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Warrantholder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Warrantholder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Warrantholder has no such present intention.

      SECTION 6. ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Warrantholder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Warrantholder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Warrantholder is acquiring is being acquired for, and will be held for, its account only.

      SECTION 7. ACCREDITED INVESTOR STATUS. The Warrantholder is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

      SECTION 8. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal or state law, if any such tax is due.

COMMON STOCK PURCHASE WARRANT AMERALIA, INC. (SENTIENT GLOBAL RESOURCES TRUST NO. 1)

                                                                       EXHIBIT I

      SECTION 9. MUTILATED OR MISSING WARRANTS. In case the Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond, if requested by the Company.

      SECTION 10. RESERVATION OF COMMON STOCK. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant. If at any time prior to the Expiration Date, the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise of this warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such numbers of shares as shall be sufficient for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

      SECTION 11. EXERCISE PRICE. The Exercise Price, subject to adjustment as provided in Section 12, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

      SECTION 12. ADJUSTMENTS. Subject and pursuant to the provisions of this
Section 12, the Exercise Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time-to-time as set forth hereinafter.

      (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Exercise Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

      (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's properties to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore

COMMON STOCK PURCHASE WARRANT AMERALIA, INC. (SENTIENT GLOBAL RESOURCES TRUST NO. 1)

                                                                       EXHIBIT I

      issuable upon exercise of the Warrant, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrantholder may be entitled to purchase and the other obligations under this Warrant.

      The above provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

      (c) An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

      (d) In the event that, as a result of an adjustment made pursuant to
      Section 12(a), the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of the Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

      (e) Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any computation under this Agreement.

      SECTION 13. FRACTIONAL INTEREST. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the current market value of such fraction based upon the current market price (determined pursuant to Section 3) of a Warrant Share. All calculations under this Section 13 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

      SECTION 14. MARKET STAND-OFF AGREEMENT. Warrantholder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by the Warrantholder, for a period of time specified by the managing underwriter(s) (not

COMMON STOCK PURCHASE WARRANT AMERALIA, INC. (SENTIENT GLOBAL RESOURCES TRUST NO. 1)

                                                                       EXHIBIT I

to exceed ninety (90) days) following the effective date of a registration statement of the Company filed under the Securities Act. Warrantholder agrees to execute and deliver such other agreements as may reasonably be requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of the period. The underwriters of the Company's stock are intended third party beneficiaries of this Section 14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

      SECTION 15. BENEFITS. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

      SECTION 16. NOTICES TO WARRANTHOLDER. Upon the happening of any event requiring an adjustment of the Exercise Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

      SECTION 17. NOTICES. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  AmerAlia, Inc.
                  20971 East Smoky Hill Rd
                  Centennial, CO 80015
                  Tel: (720) 876-2373
                  Fax: (720) 876-2374

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 17.

      Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 17. All such notices, requests, demands, directions and other communications shall, when mailed be effective when deposited in the mails addressed as aforesaid.

      SECTION 18. SUCCESSORS. All the covenants and provisions hereof by or for the benefit of the Investor shall bind and inure to the benefit of its respective successors and assigns hereunder.

      SECTION 19. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said State.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed, as of the day and year first above written.

AMERALIA, INC.

/s/ Bill H. Gunn
----------------------------
By: Bill H. Gunn
Title: President

      The undersigned hereby accepts the foregoing warrant in accordance with the terms set forth above in accordance with the terms of the other agreement between the undersigned and AmerAlia relating to the subject matter hereof.

SENTIENT (AUST) PTY. LIMITED,
AS TRUSTEE OF
SENTIENT GLOBAL RESOURCES TRUST NO. 1

By: /s/ Peter Cassidy
   ------------------------------------
   Peter Cassidy, Director

Level 9, 20 Loftus Street
Sydney, NSW 2000
Australia
Attn: Peter Cassidy, Director
Tel: (612) 8243-2904
Fax: (612) 8243-2990

Tax ID #: ___________________

form: individual/corporation/partnership/ltd.liab.co./trust
   other _______________

Common Stock Purchase Warrant AmerAlia, Inc. (Sentient Global Resources Trust No.1)

                                 AMERALIA, INC.
                              WARRANT EXERCISE FORM

AmerAlia, Inc.
20971 East Smoky Hill Rd
Centennial, CO 80015
Tel: (720) 876-2373
Fax: (720) 876-2374

      This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by payment by cash or certified check, and requests that certificates for the Warrant Shares be issued as follows:

Name                                  -----------------------
Address                               -----------------------
Federal Tax Identification
No. or Social Security No.

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of the Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: ----------------------

Signature:                                       ---------------------
Name (please print)                       ---------------------
Address                                                ---------------------
Federal Identification or Social
Security No.                                     ____________________

Note: The above signature must correspond with the name of the registered holder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.